UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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☐	Preliminary Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

FORWARD AIR CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 12, 2020

Forward Air Corporation (the “Company”) issued the following press release on April 29, 2020, which relates to its proxy statement filed March 31, 2020 (the “Proxy Statement”) and furnished to its shareholders in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders to be held on Tuesday, May 12, 2020. This supplement should be read in conjunction with the Proxy Statement.

NEWS RELEASE
Forward Air Corporation Announces Moving to a Virtual Meeting
for 2020 Annual Meeting of Shareholders
GREENEVILLE, Tenn.--(BUSINESS WIRE) - April 29, 2020 - Forward Air Corporation (NASDAQ: FWRD) (the “Company”) provided notice today of an update to the location of the Company’s 2020 Annual Meeting of Shareholders.
Due to the emerging public health impact of the COVID-19 pandemic, the Company’s 2020 Annual Meeting of Shareholders (Annual Meeting) will be held in a virtual only meeting format on Tuesday, May 12, 2020, at 8:00 a.m. local time. Online access to the meeting will begin at 7:30 a.m. local time. The Company urges shareholders to vote and submit proxies in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting mailed to shareholders on or around April 2, 2020.
You will not be able to attend the Annual Meeting in person. Instead, shareholders should follow the instructions provided below to attend the virtual Annual Meeting. Shareholders who attend the virtual Annual Meeting by following the instructions below will have an opportunity to vote and to submit questions electronically during the meeting.
We expect this modification in meeting format to be effective for this year only and to revert back to an in-person annual meeting in future years after public health conditions have improved.
Attending the Annual Meeting as a Shareholder of Record
If you were a holder of record of the Company’s common stock at the close of business on March 11, 2020 (the “Record Date”) (i.e., you held your shares in your own name as reflected in the records of our transfer agent, Computershare), you must register by 11:59 p.m. EDT on May 10, 2020 at https://viewproxy.com/ForwardAirCorp/2020. You may then attend the virtual Annual Meeting on May 12, 2020 at 8:00 a.m. EDT by visiting https://viewproxy.com/Forward AirCorp/2020/VM and entering the password provided after registration. You may vote during the virtual meeting using the first 13 digits of the 16-digit control number on the Proxy Card or Notice of Internet Availability of Proxy Materials you previously received. If you are a holder of record and you have misplaced your control number, please call Alliance Advisors at 1-866-612-8937. We have designed the format of the Annual Meeting to provide shareholders the same rights and opportunities to participate as they would at an in-person meeting.
Attending the Annual Meeting as a Beneficial Owner

If you were a beneficial holder of the Company’s common stock as of the Record Date (i.e. you hold your shares in “street name” through an intermediary, such as a bank or broker), to attend the virtual Annual Meeting, you must register in advance of the Annual Meeting by following the steps below:

•	Obtain a legal proxy, executed in your favor, from the holder of record.

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Submit your request for registration by providing proof of your legal proxy reflecting the number of shares of common stock you held as of the Record Date, the email your broker delivered to you or an image of your legal proxy, along with your name and email address to Alliance Advisors (1) by email to virtualmeeting@viewproxy.com, or (2) by visiting the registration site at https://viewproxy.com/ForwardAirCorp/2020/. Requests for registration and submission of legal proxies should be labeled as “Legal Proxy” and must be received no later than 5:00 p.m., EDT, on May 10, 2020.

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Alliance Advisors will then provide you with a new control number that will give you access to the Annual Meeting. Once you have obtained your control number, you may then attend the virtual Annual Meeting on May 12, 2020 at 8:00 a.m. EDT by visiting https://viewproxy.com/ForwardAirCorp/2020/VM and entering the password provided after registration. Once you are admitted you will have the ability to vote your shares during the Annual Meeting using the virtual control number that was provided to you.

Obtaining a legal proxy may take several days and shareholders are advised to register as far in advance as possible. The Company can provide no assurances that registration requests will be processed if they are not submitted by 11:59 p.m. EDT on May 10, 2020.
Submitting Questions; Rules of Conduct
Prior to the Annual Meeting, shareholders may submit any questions in advance through https://viewproxy.com/ForwardAirCorp/2020/, and during the Annual Meeting, shareholders may submit questions through https://viewproxy.com/ForwardAirCorp/2020/VM. Additional information regarding the ability of shareholders to ask questions during the 2020 Annual Meeting, related rules of conduct and other materials for the 2020 Annual Meeting will be available at https://viewproxy.com/ForwardAirCorp/2020/VM beginning on May 12, 2020. After the meeting is adjourned, we will hold a Q&A session during which we intend to answer appropriate questions submitted prior to or during the Annual Meeting that are pertinent to the items being brought before the shareholder vote at the Annual Meeting, as time permits and in accordance with our Rules of Conduct for the Annual Meeting.
Beginning thirty (30) minutes prior to, and during, the Annual Meeting, you can view our Rules of Conduct for the Annual Meeting at https://viewproxy.com/ForwardAirCorp/2020/VM.
Voting Shares
If you have already voted your shares by sending in a proxy, or voted via telephone or internet, you do not need to take any further action. If you have not already voted your shares in advance, you will be able to vote your shares electronically during the Annual Meeting by clicking the www.fcrvote.com/FWRD link on the viewproxy site. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting.
The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.
Technical Assistance
We encourage you to access the Annual Meeting prior to the start time. Online check-in will begin at 7:30 a.m. EDT, and you should allow ample time for the check-in procedures. Beginning 30 minutes prior to, and during, the Annual Meeting, we will have technicians ready to assist you with any technical difficulties they may have accessing or hearing the virtual meeting. Holders of record and beneficial owners should call Alliance Advisors at 1-866-612-8937 with any questions about attending the virtual Annual Meeting. If you encounter any difficulty accessing the virtual Annual Meeting, please visit virtualmeeting@viewproxy.com for assistance.
The virtual Annual Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong Internet connection wherever they intend to participate in the Annual Meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting.
Your vote is important. Whether or not you plan to virtually attend the Annual Meeting, please vote as soon as possible by one of the methods described in the proxy materials for the Annual Meeting to ensure that your shares are represented and voted at the Annual Meeting. The 2019 Annual Report and Proxy Statement are available at www.proxyvote.com.
About Forward Air Corporation
Forward Air keeps your business moving forward by providing services within three business segments: Expedited Freight (provides expedited regional, inter-regional and national LTL services, including local pick-up and delivery, final mile, truckload, shipment consolidation and deconsolidation, warehousing, customs brokerage and other handling); Intermodal (provides first- and last-mile high-value drayage services both to and from seaports and railheads, dedicated contract and Container Freight Station warehouse and handling services); and Pool Distribution (provides high frequency handling and distribution of time sensitive product to numerous destinations within a specific geographic region). For more information, visit our website at www.forwardaircorp.com.